UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 9, 2007

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

550 Hills Drive, 3rd Floor

Bedminster, NJ 07921

(Address of principal executive offices)

(908) 450-5300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 9, 2007, the Company announced that by mutual agreement it has ended its collaboration with AstraZeneca to discover and develop drugs targeting metabotropic glutamate receptors (mGluRs). AstraZeneca has agreed to pay NPS $30 million to acquire NPS’s assets related to the companies’ research collaboration to discover and develop the compounds. NPS transferred all of its interests in the program to AstraZeneca under the mutual agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the agreement and the exhibits thereto, which will be attached to the Company’s periodic reports that are filed with the SEC.

Item 8.01	Other Events.

On October 9, 2007, NPS Pharmaceuticals issued the press release attached to this report as Exhibit 99.1, the contents of which are incorporated herein by this reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued by NPS Pharmaceuticals, Inc. on October 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2007	NPS PHARMACEUTICALS, INC.

	By:	/s/ Val R. Antczak
Val R. Antczak, Senior Vice President, Legal Affairs, General Counsel and Secretary